UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2006

APPLE REIT SEVEN, INC.

(Exact name of registrant as specified in its charter)

Virginia	333-125546	20-2879175
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

814 East Main Street, Richmond, VA	23219
(Address of principal executive offices)	(Zip Code)

(804) 344-8121

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Apple REIT Seven, Inc. (which is referred to below as the “Company” or as “we,” “us” or “our”) is filing this report in accordance with Item 1.01, Item 2.01, Item 2.03 and Item 9.01 of Form 8-K.

Item 1.01. Entry into a Material Definitive Agreement.

Credit Facility

Under a Loan Agreement dated as of December 14, 2006, we obtained an unsecured credit facility from Wachovia Bank, N.A., for working capital and short-term acquisition funding. The facility will be used to bridge the timing of closing property acquisitions and proceeds received from our ongoing offering of Units. The credit facility is evidenced by our promissory note to the lender and is currently guaranteed by nine of our direct or indirect wholly-owned subsidiaries. If we form new subsidiaries for certain future hotel purchases, we must cause those new subsidiaries to execute substantially similar guaranties.

The credit facility provides for a maximum aggregate commitment by the lender of $150,000,000 and has a scheduled maturity date of December 13, 2007. We paid a $750,000 commitment fee to the lender to obtain the credit facility.

Our initial advance under the credit facility was $18,000,000. The applicable interest rate is generally equal to LIBOR (the London Interbank Offered Rate) plus 2.0%. We may voluntarily prepay any indebtedness under the credit facility in whole or in part at any time.

Payments of accrued interest are due monthly. We are also required (unless the lender agrees otherwise) to make mandatory prepayments of principal to the extent that we receive proceeds from our ongoing best-efforts offering of units, which typically occurs on a monthly basis. There can be no assurance that such offering proceeds will be sufficient to repay the principal amount of the indebtedness by the maturity date. If such proceeds are not sufficient for that purpose, we may seek to refinance the credit facility. A refinancing, if any, may involve materially different terms and conditions, which may affect the interest rate, payment schedule or unsecured nature of this obligation.

Item 2.01. Completion of Acquisition or Disposition of Assets.

California and Louisiana

On December 12, 2006 and December 15, 2006, our indirect wholly-owned subsidiary, Apple Seven Hospitality Ownership, Inc., or one of its subsidiaries, closed on the purchase of hotels located in Rancho Bernardo, California and New Orleans, Louisiana. The hotels acquired by our purchasing subsidiary are a Courtyard by Marriott® containing 210 guest rooms and a Homewood Suites by Hilton® containing 166 guest rooms. The Courtyard by Marriott® located in Rancho Bernardo, California had a purchase price of $36,000,000. The Homewood Suites by Hilton® located in New Orleans, Louisiana had a purchase price of $43,000,000. In connection with the purchase of the hotel in New Orleans, Louisiana, our purchasing subsidiary assumed an existing loan secured by the hotel with an approximate balance of $17,144,000. The loan has an annual fixed interest rate of 5.85% and a maturity date of October 2014. The sellers are affiliated with each other but have no material relationship with us or our subsidiaries, other than through the purchase contract.

The purchase price under each purchase contract was funded by our ongoing offering of Units (with each Unit consisting of one common share and one Series A preferred share), and proceeds from our credit facility discussed above.

As a result of the closings described above, a total of two closing have occurred under a series of similar purchase contracts executed on October 17, 2006 for the potential purchase of 11 hotels. Additional information regarding the remaining outstanding purchase contracts and the purchase contracts relating to the hotels listed above is set forth in our Form 8-K dated October 17, 2006 and filed with the Securities and Exchange Commission on October 20, 2006, which is incorporated herein by reference. There can be no assurance at this time that any further closings will occur under the remaining purchase contracts.

New York

In addition, on December 15, 2006, our indirect wholly-owned subsidiary, Apple Seven Hospitality Ownership, Inc., closed on the purchase of a hotel located in Ronkonkoma, New York. The hotel acquired by our purchasing subsidiary is a Hilton Garden Inn® containing 165 guest rooms. The purchase price for the hotel was $27,000,000. The seller has no material relationship with us or our subsidiaries, other than through the purchase contract.

The purchase price under the purchase contract was funded by our ongoing offering of Units and proceeds from our credit facility discussed above.

Additional information regarding the purchased hotel and purchase contract is set forth in our Form 8-K dated October 30, 2006 and filed with the Securities and Exchange Committee on November 1, 2006, which is incorporated herein by reference.

Any and all brand and trade names, logos or trademarks contained, or referred to, in this Form 8-K are the properties of their respective owners.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

a.	Financial statements of businesses acquired.

(Financial statements will be filed as necessary by amendment within the required time period)

b.	Pro forma financial information.

(Pro forma financial information will be filed as necessary by amendment within the required time period)

c.	Shell company transaction.

None

d.	Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apple REIT Seven, Inc.

By:	/s/ Glade M. Knight
Glade M. Knight, Chief Executive Officer

December 18, 2006